WATSON WYATT & COMPANY

                        SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARY NAME                       JURISDICTION OF      Name(s) under which
                                      INCORPORATION/       such subsidiary does
                                      ORGANIZATION           business (if
                                                              different)*
---------------                       ---------------      --------------------

Watson Wyatt Argentina S.A.           Argentina
Watson Wyatt Australia Pty Ltd        Australia
Wycomp Pty Ltd                        Australia
Watson Wyatt S.A.                     Belgium
G&H Consulting Actuaries B.V.         Belgium
Watson Wyatt Brasil Ltda.             Brazil
Watson Wyatt Company Limited          Canada
Watson Wyatt Consultancy (Shanghai)   China
Ltd.
Watson Wyatt Colombia S.A.            Colombia
Watson Wyatt S.A.R.L.                 France
Watson Wyatt GmbH                     Germany
Wyatt Bode Grabner GmbH               Germany
Watson Wyatt International Pension
Trustees Ltd.                         Guernsey, Channel
                                      Islands
Watson Wyatt Hong Kong Limited        Hong Kong
Watson Wyatt Systems Ltd.             Hong Kong
Watson Wyatt India Private Limited    India
P.T. Watson Wyatt Purbajaga           Indonesia
Watson Wyatt ISSO s.r.l.              Italy
Watson Wyatt K.K.                     Japan
Watson Wyatt (Malaysia) Sdn. Bhd.     Malaysia
Watson Wyatt Holdings (Mauritius)     Mauritius
Limited
Wyatt Internacional, S.A. de C.V.     Mexico
Watson Wyatt Mexico, S.A. de C.V.     Mexico
Watson Wyatt B.V.                     Netherlands
Watson Wyatt European Region B.V.     Netherlands
Watson Wyatt New Zealand Limited      New Zealand
Retirement Advisory Services (NZ)
Limited                               New Zealand
Retirement Trustees NZ Limited        New Zealand
Watson Wyatt Philippines, Inc.        Philippines
Watson Wyatt Puerto Rico, Inc.        Puerto Rico
Watson Wyatt Singapore Pte. Ltd.      Singapore
Watson Wyatt de Espana, S.A.          Spain
Watson Wyatt Lanka (Private) Limited  Sri Lanka
Watson Wyatt AB                       Sweden
Watson Wyatt AG                       Switzerland
Watson Wyatt (Thailand) Limited       Thailand
Graham & Company Limited              U.K.
PCL (1991) Limited                    U.K.
PCL Limited                           U.K.
The Wyatt Company (UK) Limited        U.K.
The Wyatt Company Holdings Limited    U.K.
Watson Wyatt Holdings (Europe)        U.K.
Limited
Watson Wyatt Limited                  U.K.
Wyatt Financial Services Limted       U.K.
Wyatt Pension Plan Trustee Limited    U.K.
Watson Wyatt Investment Consulting,   U.S. Delaware
Inc.
Wyatt Preferred Choice, L.P.          U.S. Delaware
Wyatt Data Services, Inc.             U.S. Delaware
Wyatt Preferred Choice, L.L.C.        U.S. Delaware
Wyatt Asset Services, Inc.            U.S. Massachusetts
Watson Wyatt International, Inc.      U.S. Nevada
Watson Wyatt & Company II             U.S. Nevada

*All of these subsidiaries do business under their own name or under the name Watson Wyatt Worldwide.